Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Gaiam, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2010, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Lynn Powers, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)          The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:       May 10, 2010

/s/ Lynn Powers
Lynn Powers
Chief Executive Officer and President (principal executive officer)